RESTATED CERTIFICATE OF INCORPORATION

                               OF

                 INSTRUMENT SYSTEMS CORPORATION

                            * * * * *


          INSTRUMENT SYSTEMS CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1. The name of the corporation is INSTRUMENT SYSTEMS CORPORATION. The name under which the corporation was originally incorporated in Delaware is INSTRUMENT SYSTEMS CORPORATION. The date of filing the corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 29, 1970.

          2. The text of the Certificate of Incorporation of the corporation as amended or supplemented herewith is hereby restated to read as herein set forth in full:

          "FIRST:   The name of the corporation is

               INSTRUMENT SYSTEMS CORPORATION.

          SECOND:   The registered office of the corporation in the
State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

          THIRD:    The purpose of the corporation is to engage in
any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH:   The total number of shares of all classes of
stock which the corporation shall have the authority to issue is eighty-eight million (88,000,000) shares. Of these (i) eighty-five million (85,000,000) shares shall be shares of Common Stock of the par value of Twenty-Five Cents ($.25) per share; (ii) three million (3,000,000) shares shall be Serial Preferred Stock of the par value of Twenty-Five Cents ($.25) per share, of which thirty-seven thousand (37,000) shares shall consist of Series A Preferred Stock, Twenty-Five Cents ($.25) par value, and one million nine hundred fifty thousand (1,950,000) shares shall consist of Second Preferred Stock, Twenty-Five Cents ($.25) par value. One million nine hundred fifty thousand (1,950,000) shares of such Second Preferred Stock shall be Second Preferred Stock - Series I.

          The relative rights, powers, preferences and privileges of the Series A Preferred Stock, Twenty-Five Cents ($.25) par value, Second Preferred Stock, Twenty-Five Cents ($.25) par value, and Second Preferred Stock - Series I, Twenty-Five Cents ($.25) par value, shall be as follows:

       PROVISIONS RELATING TO THE SERIES A PREFERRED STOCK

          A. The number of shares which shall constitute the authorized shares of Series A Preferred Stock shall be thirty-seven thousand (37,000) and such number shall not be increased.

          B. The Series A Preferred Stock shall be entitled to receive dividends of $.01 per share per annum.

          C. The corporation may, at its option, at any time and from time to time, redeem the whole or any part of the Series A Preferred Stock at a price of One Hundred and 00/100 Dollars ($100.00) per share in cash. The corporation shall, on or prior to any date of redemption of Series A Preferred Stock, deliver to the Series A Preferred Stock Agent designated in paragraph G hereof (the "Series A Preferred Stock Agent") to be held by such Agent in trust for the account of the holders of the shares of Series A Preferred Stock so to be redeemed, all funds necessary for such redemption; and, thereupon, all shares of Series A Preferred Stock with respect to which such delivery shall have been made shall no longer be deemed to be outstanding and all rights with respect to such shares of Series A Preferred Stock shall forthwith upon such delivery cease and terminate, except only the right of the holders thereof to receive from the Series A Preferred Stock Agent, at any time on or after the redemption date, the cash which constitutes the consideration for the redemption of such shares so to be redeemed, upon surrender of the certificate therefor by the Series A Preferred Stock Agent. Payment by the corporation in any redemption of Series A Preferred Stock shall be effected by the payment to the Series A Preferred Stock Agent of such sum by certified or bank cashier's check payable to the order of the Series A Preferred Stock Agent in New York Clearing House funds. Unless all the holders of the shares of Series A Preferred Stock outstanding otherwise agree in writing, shares of Series A Preferred Stock shall be redeemed pro rata.

          D. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary of involuntary, before any distribution or payment shall be made to the holders of any other class of capital stock, the holders of the shares of Series A Preferred Stock shall be entitled to be paid out of the assets of the corporation available for distribution to its shareholders, the sum on One Hundred and 00/100 Dollars ($100.00) per share in cash and thereafter, the holders of the shares of Series A Preferred Stock shall be entitled to no further payment or distribution. The holders of the shares of Series A Preferred Stock shall rank pari passu with the holders of shares of Preferred Stock of the corporation having the most senior preference in any liquidation, dissolution or winding up of the corporation. The sale or lease of the properties and assets of the corporation substantially as an entirety shall not be deemed to be a liquidation, dissolution or winding up of the corporation.

          E. The corporation may consolidate or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person without the consent of the holders of shares of Series A Preferred Stock only if such holders shall be entitled at their option, exercisable in the manner set forth below, to exchange the Series A Preferred Stock in any such consolidation, merger, conveyance or transfer for either
(i) shares of a Preferred Stock of any such successor corporation containing substantially the same rights, powers, preferences, privileges, qualifications, limitations and restrictions as the Series A Preferred Stock, or (ii) the stock securities or other property which such holders would have been entitled to receive upon such consolidation, merger, conveyance or transfer if such holders had held immediately prior to such consolidation, merger, conveyance or transfer, a number of shares of Common Stock of the corporation having an aggregate Market Value equal to the aggregate redemption value of the shares of Series A Preferred Stock then outstanding. Promptly after the execution of any agreement providing for the consolidation or merger of the corporation or the conveyance or transfer of its properties or assets substantially as an entirety, the corporation shall deliver to the Series A Preferred Stock Agent an executed counterpart thereof. The option shall be exercised within thirty days after the receipt of said Agreement by the Series A Preferred Stock Agent. For the purpose of this paragraph E, Market Value of the shares of Common Stock of the corporation shall mean the average of the closing prices of such shares on the New York or American Stock Exchange during the twenty-day period preceding the date of any such consolidation, merger, conveyance or transfer or, if such shares are not traded on either such Exchange, the average of the bid prices for such shares during such twenty-day period as reported by the National Stock Quotation Bureau.

          At least ten (10) days prior to the effective or closing date of any consolidation, merger, conveyance or transfer, notice shall be given by the corporation to the Series A Preferred Stock Agent by registered mail. The exchange shall be effected by the surrender to the corporation by the Series A Preferred Stock Agent of the certificate or certificates representing the shares of Series A Preferred Stock to be exchanged, accompanied by a written request for the exchange of such shares into the securities for which they are being exchanged and a written instrument of transfer in form reasonably satisfactory to the corporation, duly executed by the Series A Preferred Stock Agent. As promptly as practicable after such surrender, the corporation shall deliver to or upon the written order of the Series A Preferred Stock Agent certificates, debentures, bonds or such other instruments representing the securities for which such shares of Series A Preferred Stock are being exchanged. Such exchange shall be deemed to have been made at the close of business on the date that such Series A Preferred Stock shall have been surrendered for exchange, so that the rights of the holder of such Series A Preferred Stock as a Preferred stockholder shall cease at such time and the person or persons entitled to receive the securities to be issued or delivered upon exchange of such Series A Preferred Stock shall be treated for all purposes as having become the record holder or holders of such securities on such date.

          No fractional shares or scrip representing fractional shares or denominations of debentures less than One Thousand Dollar ($1,000.00) shall be issued upon the exchange of any Series A Preferred Stock. If the exchange on any such Series A Preferred Stock results in a fractional share or in a fraction of a One Thousand Dollar ($1,000.00) debenture, an amount equal to such fraction multiplied by the Market Value of such share or One

Thousand Dollar ($1,000.00) debenture shall be paid to the Series A Preferred Stock Agent for the benefit of the holder in cash by the Corporation. The issuance or delivery of securities in exchange for Series A Preferred Stock shall be made without charge to the exchanging shareholder for any tax in respect of the issuance or delivery of such securities, and such securities shall be issued in the respective names of, or in such names as may be directed by, the Series A Preferred Stock Agent.

          F. Each share of Series A Preferred Stock shall have the right and power to vote on any question or in any proceeding and to be represented at and to receive notice of any meeting of shareholders of the Corporation. On any matters on which the holders of the Series A Preferred Stock shall be entitled to vote, they shall be entitled to one (1) vote for each share held. The holders of the Series A Preferred Stock and the Common Stock of the Corporation shall vote together and not as separate classes except as otherwise herein specifically provided and except that the holders of Series A Preferred Stock shall be entitled to vote as a class for the approval or rejection of those matters which under the provisions of the laws of the State of Delaware governing business corporations require approval of a designated portion of the shares of such class or series.

          So long as any of the shares of Series A Preferred Stock are outstanding, the corporation shall not, without the consent of the holders of seventy-five percent (75%) of the total number of outstanding shares of Series A Preferred Stock, by affirmative vote of such holders voting as one (1) class in person or by proxy at a meeting duly called for that purpose, (i) authorize the issuance of any class of capital stock having a par value greater than Twenty-five Cents ($.25) per share provided, however, that such restriction shall not be deemed to apply to the authorized and outstanding series of capital stock issued by a successor corporation which through consolidation, merger, conveyance or transfer has acquired all of the outstanding capital stock of, or the properties and assets substantially as an entirety of the corporation, if such successor corporation shall have assumed all of the obligations of the corporation hereunder and has succeeded to and has been substituted for the corporation with the same effect as if it had been named herein in lieu of the corporation, and provided further, that such successor corporation shall not prior to any such consolidation, merger, conveyance or transfer directly or indirectly control or be controlled by or be under direct or indirect common control with the corporation, or (ii) amend, alter or repeal any of the provisions hereof, or take any such other actions which adversely affect the rights, powers, privileges or preferences of the shares of Series A Preferred Stock or the holders thereof.

          G. The holders of the Series A Preferred Stock hereby initially appoint Seymour I. Gussack as Series A Preferred Stock Agent, hereby granting to said Agent and his successors full power and authority to: (i) give any and all requests, directions, orders and demands as may be required or as in his sole discretion seems appropriate under any of the provisions herein, and (ii) make all such other determinations as the Series A Preferred Stock Agent shall deem necessary or desirable to carry out the provisions herein; and the corporation shall be required to look only to any such requests, directions, orders, demands and determinations; provided, however, that the corporation may rely, shall be protected in, and shall incur no liability to the holders of the Series A Preferred Stock for acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order or other paper or document delivered by it to be genuine and to have been signed or presented by the Series A Preferred Agent. Any request, direction, order, demand or determination of the Series A Preferred Stock Agent mentioned herein shall be sufficiently evidenced by an instrument in writing signed by the Series A Preferred Stock Agent.

          The holders of the Series A Preferred Stock who own more than seventy-five percent (75%) of the Series A Preferred Stock outstanding may at any time remove the Series A Preferred Stock Agent and, in the event of the removal, death, disability or resignation of such Agent, the holders who own more than 75% of the Series A Preferred Stock outstanding shall within thirty days thereafter appoint, either by designation in writing or by vote of the holders of the Series A Preferred Stock at a meeting called for such purpose on ten (10) days' notice to the holders of the Series A Preferred Stock at their respective addresses as the same shall appear on the Series A Preferred Stock Registry Book, a new Series A Preferred Stock Agent by serving a copy of such designation or of the results of the vote at such meeting on the Corporation, and such designation shall be binding upon the corporation and the holders of the Series A Preferred Stock outstanding, and the Series A Preferred Stock Agent so designated shall have and may exercise all of the rights and powers of the initial Series A Preferred Stock Agent designated herein and the corporation may rely on, shall be fully protected, and incur no liability in respect of any request, direction, order, demand and determination of any such successor Series A Preferred Stock Agent as aforesaid.

        PROVISIONS RELATING TO THE SECOND PREFERRED STOCK

          A. The Second Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

          B. The Board of Directors, subject to the provisions hereof, may classify or reclassify into a series any unissued shares of the Second Preferred Stock by fixing or altering in any one or more respects, from time to time before issuance of such unissued shares:

               (i) The distinctive designation of such series and the number of shares to constitute such series, provided that, unless otherwise stated in any such resolution or resolutions, such number of shares may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares of the Second Preferred Stock and such number of shares may be increased by the Board of Directors in connection with any classification or reclassification of unissued shares of the Second Preferred Stock;

               (ii) Whether or not the shares of such series shall pay dividends;

               (iii) Whether or not the dividends on the shares of such series shall accumulate;

               (iv) The annual dividend rate (if any) on the shares of such series and the date or dates from which dividends shall (if at all) accumulate thereon;

               (v)       The times and prices of redemption (if
any) of the shares of such series which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which prices may vary at different redemption dates and may also be different with respect to shares redeemed through the operation of any retirement or sinking fund than with respect to shares otherwise redeemed;

               (vi) The amount which the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution or winding up of the corporation;

               (vii) Whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and the manner in which the fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

               (viii) The limitations and restrictions, if any, to be effective while any shares of such series are outstanding, upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation, or any subsidiary, of the Common Stock or any other class of stock of the corporation ranking junior to the shares of such series;

               (ix)      Such other preferences and relative,
participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall not be inconsistent herewith.

          C. All shares of any one series of the Second Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the date from which dividends thereon shall be cumulative; and all series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of paragraph B hereof.

          D. In addition to the voting powers provided in paragraph N hereof, the holders of the Second Preferred Stock shall be entitled to cast one (1) vote for each share of the Second Preferred Stock held by them on all matters upon which stockholders have the right to vote, such vote to be counted together with those for any other shares of the capital stock having general voting powers and not separately as a class or group.

          E.   (i)       Subject to any requirements for the
listing of the Common Stock issuable on conversion with the American Stock Exchange (or any securities exchange with which the Common Stock of the corporation is then listed, hereinafter the "Exchange"), if such listing is required, the shares of the Second Preferred Stock may be converted at any time, or from time to time into the corporation's fully paid and nonassessable Common Stock, as hereinafter set forth: At the election of the holders thereof, each share of the Second Preferred Stock may be converted into the corporation's fully paid and nonassessable Common Stock, at a conversion rate equivalent to one (1) share of the Second Preferred Stock for ten (10) shares of Common Stock.

               (ii)      The conversion rate shall be subject to
adjustment from time to time as follows, which adjustment shall be made to the nearest one hundredth (1/100th) of a share of Common
Stock:

                         (a)  If the Corporation shall pay to
          the holders of the Common stock a dividend in shares of Common Stock, the conversion rate in effect immediately prior to such dividend shall be proportionately adjusted, effective at the opening of business on the next fol-lowing full business day after payment of such dividend.

                         (b)  If the shares of Common Stock shall
be subdivided into a greater or combined into a lesser number of shares of Common Stock (whether with or without par value), the conversion rate in effect immediately prior to such subdivision or combination shall be proportionately adjusted, effective at the opening of business on the next following full business day after the effective date of such subdivision or combination.

The surrender of shares of the Second Preferred Stock for conversion shall be made by the holder thereof to the corporation at its principal office, and such holder shall give written notice to the corporation at such office that he elects to convert said shares in accordance with the provisions hereof. Such notice shall also state the name or names (with addresses) in which the certificate or certificates for Common Stock which shall be issuable on such conversion shall be issued. As soon as practicable after receipt of such notice and shares of the Second Preferred Stock, the corporation shall issue and shall deliver at said office to the person for whose account such shares were so surrendered, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares. In the event that the number of shares of Common Stock into which each share of the Second Preferred Stock shall be converted by any one holder at any one time shall include a fraction of a share of Common Stock, unless the Board of Directors shall otherwise determine, no certificates for fractional shares of Common Stock shall be issued, but in lieu thereof, the corporation may either round up such fractional shares to the next whole share or pay in cash at a price proportional to the then Market Value of one
(1) share of the corporation's Common Stock. The calculation of any fractional share interest shall be made to the nearest one hundredth (1/100th) of one (1) share of Common Stock for the aggregate number of shares of the Second Preferred Stock surrendered for conversion by any one holder thereof at any one time. For the purpose of this subparagraph (ii), the term "Market
Value" shall mean the last reported sales price for shares of Common Stock of the corporation on the American
Stock Exchange on such date. In the event there was no reported sale of the corporation's Common Stock on such date, "Market Value" shall mean the mean between the bid and ask quotations for the corporation's common stock at the close of trading on the American Stock Exchange on such date. Any such conversion shall be deemed to have been effected on the date on which the corporation shall have received such notice and such shares, and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the corporation shall be closed shall not be deemed to constitute the person or persons in whose name or names the certificates for such Common Stock are to be issued as the record holder or holders thereof for any purpose until the close of business on the next succeeding day on which such stock transfer books shall be opened. If shares of the Second Preferred Stock shall be called for redemption, the right to convert said shares shall terminate and expire on the close of business on the date fixed for its redemption, unless the corporation shall default in the payment of the redemption price of such shares.

               (c)  Whenever at any time and from time to
time there shall occur any event calling for an adjustment of the conversion rate, as provided in this subparagraph (ii), the corporation shall promptly file with the Transfer Agent for the shares of the Second
Preferred Stock a certificate signed by its President or a Vice-President and its Treasurer or an Assistant
Treasurer setting forth in detail the computation of such adjustment and the new adjusted conversion rate.

               (d)  In no event upon any conversion of
the shares of the Second Preferred Stock into Common
Stock shall any allowance or adjustment be made for dividends on the shares of the Second Preferred Stock, whether accrued, accumulated or unpaid. Also, no adjustment shall be made in respect of dividends
(whenever declared or paid), except stock dividends as hereinabove provided in paragraph E (ii)(a) hereof, on the shares of Common Stock issuable upon conversion.

     (iii) (a) In case of any capital reorganization or any reclassification of the shares of Common Stock of the corporation or in case of a consolidation or merger of the corporation into another corporation, or in case of any sale, lease or conveyance to another corporation of all or substantially all of the assets of the corporation as an entirety, then as part of such reorganization, reclassification then as part of such reorganization, reclassification, consolidation, merger, sale, lease or conveyance, as the case may be, lawful provision shall be made so that the holders of the shares of the Second Preferred Stock shall have the right to convert each share thereof into the kind and amount of shares of stock or other securities or property to which a holder of a share of Common Stock of the corporation
(into which such share of the Second Preferred Stock is convertible might have been converted, if such share of the Second Preferred Stock had been surrendered for conversion immediately prior to such reorganization, reclassification, consolidation, merger, sale, lease or conveyance) is entitled upon such reorganization, reclassification, consolidation, merger, sale, lease or conveyance. The above provision of this clause (a) of this paragraph E (iii) shall similarly apply to successive capital reorganizations, or reclassifications of the corporation and to successive reorganizations or reclassifications, consolidations, mergers, sales, leases or conveyances of or by any such successor or purchasing corporation or corporations. Any such capital reorganizations, reclassification, consolidation, merger, sale, lease or conveyance shall not be deemed a liquidation, dissolution, or winding up of the corporation within the meaning of clause (c) of this paragraph E (iii).

               (b)  In the event of any payment of
dividends or making of any distribution on the Common
Stock of the corporation, the corporation shall give at least 20 days' prior notice thereof to each holder of record of shares of the Second Preferred Stock. Such notice shall state the date on which such dividends or distribution is proposed to be effected.

               (c)  In the case of any liquidation,
dissolution or winding up of the corporation, whether voluntary or involuntary, all conversion rights of any holders of shares of the Second Preferred Stock shall terminate on a date to be fixed by the Board of Directors, such date so fixed to be not less than 10 days nor more than 30 days prior to the date such liquidation, dissolution or winding up is to become effective.

               (d)  In the case of the liquidation,
dissolution or winding up of the corporation, notice thereof shall be given at least 30 days prior to the date fixed by the Board of Directors for the termination of the conversion rights of the shares of the Second
Preferred Stock as above provided. Such notice shall state the date on which all conversion rights of the holders of the shares of the Second Preferred Stock shall terminate prior to liquidation, dissolution or winding up of the corporation, as hereinabove, provided, and the date on which such liquidation, dissolution or winding up shall take place.

               (iv) The Corporation will pay any and all issue and other taxes which may be payable in respect of any issue or delivery of shares of the Common Stock on conversion of the Second Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of the Common Stock in the name other than that in which the Second Preferred Stock was converted or registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the corporation that such tax has been paid.

          F. Before any dividends on any series of the Second Preferred Stock which does not have an annual dividend fixed in the Board of Directors' resolution or resolutions providing for the issue of such series or on any class of stock of the corporation ranking junior to the Second Preferred Stock as to dividends, shall be declared or paid or set apart for payment, the holders of shares of the Second Preferred Stock of each series having an annual dividend fixed in the Board of Directors' resolution or resolutions providing for the issue of such series, shall be entitled to receive dividends, but only when and as declared by the Board of Directors out of funds legally available therefor, at the annual rate, and no more, fixed in the Board of Directors' resolution or resolutions providing for the issue of such series payable annually in each year on such dates as may be fixed in the Board of Directors' resolution or resolutions providing for the issue of such series to holders of record on the respective dates not exceeding 40 days preceding such dividend payment dates as may be determined by the Board of Directors in advance of the payment of each particular dividend. With respect to each series of the Second Preferred Stock having an annual dividend fixed in the Board of Directors' resolution or resolutions providing for the issue of such series, such dividends shall be cumulative from the date or dates fixed in the Board of Directors' resolution or resolutions providing for the issue of such series. No dividends shall be declared on any series of the Second Preferred Stock having an annual dividend fixed in the Board of Directors' resolution or resolutions providing for the issue of such series in respect of any annual dividend period unless there shall likewise be or have been declared on all shares of the Second Preferred Stock of each other series having an annual dividend fixed in the Board of Directors' resolution or resolutions providing for the issue of such series at the time outstanding dividends for all annual dividend periods coinciding with or ending before such annual dividend period, ratably in proportion to the respective annual dividend rates per annum fixed therefor as hereinbefore provided. Accruals of dividends shall not bear interest.

          G. In the event of any liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any class of stock of the Corporation ranking junior to the Second Preferred Stock upon liquidation, the holders of the shares of the Second Preferred Stock shall be entitled to receive the amount payable on liquidation for such series as fixed by the resolutions establishing such series, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon (if any) to the date of final distribution to such holders; but they
shall be entitled to no further payment.    If, upon any
liquidation, dissolution or winding up of the corporation, the assets of the corporation, or proceeds thereof, distributable among the holders of the shares of the Second Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph G, the voluntary sale, lease, exchange or transfer (for cash, shares of stock, securities, or other consideration) of all or substantially all of its property or assets to, or a consolidation or merger of the corporation with, one or more corporations, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

          H. The corporation at the option of the Board of Directors may, at any time permitted by the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of the Second Preferred Stock and at the redemption price or prices (if any) stated in said resolution or resolutions, redeem the whole or any part of the shares of series at the time outstanding (the total sum so payable on any such redemption being herein referred to as the "redemption price"). Notice of every such redemption shall be mailed to the holders of record of the shares of the Second Preferred Stock so to be redeemed at their respective addresses as the same shall appear on the books of the corporation. Such notice shall be mailed at least thirty (30) days in advance of the date designated for such redemption to the holders of records of shares so to be redeemed. In case of the redemption of a part only of any series of the Second Preferred Stock at the time outstanding, the shares of such series so to be redeemed shall be selected by lot or in such other manner as the Board of Directors may determine.

          I. If, on the redemption date specified in such notice, the funds necessary for such redemption shall have been set aside by the corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificates for shares of the Second Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the date of redemption so designated and all rights of holders of the shares of the Second Preferred Stock so called for redemption shall forthwith, after such redemption date, cease and terminate, excepting only the right of the holders thereof to receive the redemption price therefor but without interest. Any moneys so set aside by the Corporation and unclaimed at the end of six (6) years from the date designated for such redemption shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the corporation for payment of the redemption price, and such shares shall still not be deemed to be outstanding.

          J. If, after the giving of such notice but before the redemption date specified therein, the Corporation shall deposit with a bank or trust company, in the Borough of Manhattan, City of New York, having a capital and surplus of at least Five Million Dollars ($5,000,000), in trust to be applied to the redemption of the shares of the Second Preferred Stock so called for redemption the funds necessary for such redemption, then from and after the date of such deposit all the rights of the holders of the shares of the Second Preferred Stock so called for redemption shall cease and terminate, excepting only the right to receive the redemption price therefor, but without interest, and the right to exercise on or before the date designated for redemption privileges or conversion or exchange, if any, not theretofore expired, and such shares shall not be deem to be outstanding. Any funds so deposited which shall not be required for such redemption because of the exercise of any such right of conversion or exchange subsequent to the date of such deposit shall be returned to the corporation. In case the holders of shares of the Second Preferred Stock which shall have been called for redemption shall not, within six (6) years after the date fixed for redemption, claim the amount deposited with respect to the redemption thereof, any such bank or trust company shall, upon demand, pay over to the corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the corporation for the payment of the redemption price. Any interest accrued on funds so deposited shall be paid to the corporation from time to time.

          K. Shares of any series of the Second Preferred Stock which have been issued and reacquired in any manner by the corporation (excluding, until the corporation elects to retire them, shares which are held as treasury shares but including shares redeemed, shares purchased and retied [whether through the operation of a retirement or sinking fund or otherwise] and shares which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or corporation) shall have the status of authorized and unissued shares of the Second Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of the Second Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of the Second Preferred Stock, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors providing for the issue of any series of the Second Preferred Stock.

          L. So long as any of the Second Preferred Stock is outstanding, the corporation will not:

               (i) declare, or pay, or set apart for payment, any dividends or make any distribution, on any other class or classes of stock of the corporation ranking junior to the Second Preferred Stock either as to dividends or upon liquidation and will not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of any such junior class if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition the corporation shall be in default with respect to any dividend payable on, or any obligation to retire, shares of the Second Preferred Stock, provided that, notwithstanding the foregoing, the corporation may at any time redeem, purchase or otherwise acquire shares of stock of any such junior class in exchange for, or out of the net cash proceeds from the sale of, other shares of stock of any junior class;

               (ii) without the affirmative vote or consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Second Preferred Stock at the time outstanding,regardless of series, given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, (a) create any other class or classes of stock ranking prior to the Second Preferred Stock, either as to dividends or upon liquidation, or increase the authorized number of shares of any such other class of stock, or (b) amend, alter or repeal any of the provisions hereof so as materially adversely to affect the preferences, rights, or powers of the Second Preferred Stock;

               (iii) without the affirmative vote or consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of any series of the Second Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, the holders of such series of the Second Preferred Stock consenting or voting (as the case may be) separately as a class, amend, alter or repeal any of the provisions hereof specifically applicable to such series or in the resolution or resolutions hereafter adopted by the Board of Directors providing for the issue of such series so as materially adversely to affect the preferences, rights or powers of such series of the Second Preferred Stock;

               (iv) without the affirmative vote or consent of the holders of at least a majority of the Second Preferred Stock at the time outstanding, regardless of series, given in person or by proxy, either in writing or by resolution adopted at a meeting called for the purpose, (a) increase the authorized amount of the Second Preferred Stock, or (b) create any other class or classes of stock ranking on a parity with the Second Preferred Stock either as to dividends or upon liquidation.

          M. Whenever dividends payable on the Second Preferred Stock shall be in default for two (2) consecutive years, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Second Preferred Stock shall have, in addition to any other voting rights, the exclusive and special right, voting separately as a group and without regard to series, to elect two directors of the corporation to fill such newly created directorships. Whenever such right of the holders of the Second Preferred Stock shall have vested, such right may be exercised initially either at a special meeting of such holders of the Second Preferred Stock called as provided in paragraph N, or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders. The right of the holders of the Second Preferred Stock voting separately as a group and without regard to series to elect members of the Board of Directors of the corporation as aforesaid shall continue until such time as all dividends accumulated on the Second Preferred Stock to the dividend payment date next preceding the date of any such determination shall have been paid in full, at which time the special right of the holders of the Second Preferred Stock so to vote separately as a group for the election of directors shall terminate, subject to revesting in the event of each and every subsequent default in the payment of cash dividends lasting two (2) years.

          N. At any time when such special voting power shall have vested in the holders of the Second Preferred Stock as provided in paragraph M, a proper officer of the corporation shall, upon the written request of the holders of record of at least twenty percent (20%) of the Second Preferred Stock then outstanding, regardless of series, addressed to the Secretary of the corporation, call a special meeting of the holders of the Second Preferred Stock for the purpose of electing directors pursuant to paragraph M. Such meeting shall be held at the earliest practicable date at the office of the corporation, Wilmington, Delaware. If such meeting shall not be called by the proper officers of the corporation within twenty (20) days after personal service of said written request upon the Secretary of the Corporation, or within sixty (60) days after mailing the same within the United States of America, by registered or certified mail addressed to the Secretary of the corporation at its principal office, then the holders of record of at least twenty percent (20%) of the Second Preferred Stock then outstanding, regardless of series, may designate in writing one of their number to call such meeting at the expense of the corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the office of the corporation, Wilmington, Delaware. Any holder of the Second Preferred Stock so designated shall have access to the stock books of the corporation for the purpose of causing meetings of stockholders to be called pursuant to these provisions. Notwithstanding the provisions of this paragraph N, no such special meeting shall be called during the period within ninety (90) days immediately preceding the date fixed for the next annual meeting of stockholders.

          O. At any meeting held for the purpose of electing directors, at which the holders of the Second Preferred Stock shall have the special right, voting separately as a group and without regard to series, to elect directors as provided in Section M, the presence, in person or by proxy, of the holders of fifty percent (50%) of the Second Preferred Stock shall be required to constitute a quorum of such group for the election of any director by the holders of the Second Preferred Stock as a group. At any such meeting or adjournment thereof, (a) the absence of a quorum of the Second Preferred Stock shall not prevent the election of directors other than those to be elected by the Second Preferred Stock voting as a group, and the absence of a quorum for the election of such other directors shall not prevent the election of the directors to be elected by the Second Preferred Stock voting as a group, and (b) in the absence of either or both such quorums, a majority of the holders present in person or by proxy of the stock or stocks which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect from time to time without notice other than announcement at the meeting until a quorum shall be present.

          P. During any period the holders of the Second Preferred Stock have the right to vote as a group for directors as provided in paragraph M, the directors so elected by the holders of the Second Preferred Stock shall continue in office until the next succeeding annual meeting or until their successors, if any, are elected by such holders and qualify or, unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of the Second Preferred Stock to vote as a group for directors. If and to the extent permitted by applicable law, immediately upon any termination of the right of the holders of the Second Preferred Stock to vote as a group for directors as provided in paragraph M, the term of office of the directors then in office so elected by the holders of the Second Preferred Stock shall terminate. Whenever the term of office of the directors elected by the holders of the Second Preferred Stock shall end and the special voting power vested in the holders of the Second Preferred Stock as provided in paragraph M shall have expired, the number of directors shall revert to that number which would have otherwise been applicable had not the increase in directors been made pursuant to the provisions of paragraph M.

          Q. If in any case the amounts payable with respect to any obligations to retire shares of the Second Preferred Stock are not paid in full in the case of all series with respect to which such obligations exist, the number of shares of the various series to be retired shall be in proportion to the respective amounts which would be payable on account of such obligations if all amounts payable were discharged in full.

          R. For the purposes hereof and of any subsequent resolution or resolutions of the Board of Directors providing for the classification or reclassification of any shares of the Second Preferred Stock or of any certificate filed with the Secretary of State of the State of Delaware (unless otherwise provided in any such subsequent resolution or certificate):

               (i) The term "outstanding" when used in reference to shares of stock shall mean issued shares, excluding shares held by the corporation or a subsidiary and shares called for redemption, funds for the redemption of which shall have been deposited in trust;

               (ii) The amount of dividends "accrued" on any share of the Second Preferred Stock of any series as at any dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend date, whether or not earned or declared, and the amount of dividends "accrued" on any share of the Second Preferred Stock of any series as at any date other than a dividend date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding dividend date, whether or not earned or declared, plus an amount equivalent to the pro rata portion of such dividend at the dividend rate fixed for the shares of such series for the period after such last preceding dividend date to and including the date as of which the calculation is made. No dividends shall accrue on any series of the Second Preferred Stock which is noncumulative unless and until the Board of Directors has declared a dividend thereon;

               (iii)     Any class or classes of stock of the
corporation shall be deemed to rank:

                         (a)  prior to the Second Preferred Stock
either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the Second Preferred Stock;

               (b)  on a parity with the Second Preferred
Stock either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Second Preferred Stock, if the holders of such class or classes of stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other as between the holders of such class or classes of stock and the Second Preferred
Stock; and

               (c)  junior to the Second Preferred Stock
either as to dividends or upon liquidation if the rights of the holders of such class or classes shall be subject or subordinate to the rights of the holders of the Second
Preferred Stock in respect of the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be;

               (iv) Shares of Common Stock, and any other shares of Preferred Stock of the corporation hereafter authorized which are junior to the Second Preferred Stock, shall rank junior to the Second Preferred Stock as to cash dividends and upon liquidation;

               (v) Any series of the Second Preferred Stock which does not have an annual dividend fixed in the Board of Directors' resolution or resolutions authorizing the issuance of such series shall not rank prior to or on parity with the Common Stock as to the payment of dividends unless otherwise provided in such resolution or resolutions or other resolutions of the Board of Directors.

          S. No holders of the Second Preferred Stock shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of shares, or securities convertible into shares of any kind whatsoever, whether now or hereafter authorized and whether issued for cash, property, services, by way of dividends or otherwise.

          T. The corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, the full number of shares deliverable upon conversion of all the then outstanding Second Preferred Stock and shall take such action to obtain all such permits or orders as may be necessary to enable the corporation lawfully to issue such Common Stock upon the conversion of the Second Preferred Stock.

                   PROVISIONS RELATING TO THE
                SECOND PREFERRED STOCK - SERIES I

          A.   (i)       The holders of shares of the Second
Preferred Stock - Series I, shall be entitled to receive, as and when declared by the Board of Directors, either:

                         (a)  cash dividends at the rate of Twenty-
          Five Cents ($.25) per share per annum, and no more in each year; or

                         (b)  out of available authorized Common
          Stock of the Corporation, an annual dividend of shares of Common Stock of the corporation having a Market Value (as determined pursuant to subparagraph (iv) of this paragraph A) of Twenty-Five Cents ($.25) for each share of Second Preferred Stock - Series I, but in no event more than one-fourth (1/4) of a share of Common Stock per share of Second Preferred Stock - Series I.

               (ii) Such dividend shall be payable on June 30th of each year commencing June 30, 1975 to the holders of record on such dates not exceeding forty (40) days preceding such dividend payment date as determined by the Board of Directors in advance of the payment of each particular dividend.

               (iii) The dividends referred to in clauses (a) or (b) of subparagraph (i) of this paragraph A shall be cumulative from July 1, 1974 so that if such dividends shall not have been paid or declared and set apart for the Second Preferred Stock - Series I, the deficiency shall be fully made up before any other cash dividend or stock dividend payable in Common Stock shall be declared or set apart for payment on the Common Stock of the corporation or on any other series of Preferred Stock of the corporation which is junior to the Second Preferred Stock - Series I.

               (iv)      Market Value for the purposes of clause
(b) of subparagraph (i) of this paragraph A shall mean the closing price of one (1) share of the corporation's Common Stock on the American Stock Exchange or any national securities exchange with which the Common Stock of the Corporation is then listed, or, if such stock is not then listed on any such exchange, then the average of the lowest bid and highest asked price on any over-the-counter market on which it is then traded, of such Common Stock on the last trading day preceding the date of the declaration of the stock dividends referred to in clause (b) of subparagraph (i) of this paragraph A.

               (v) No certificates for fractions of a share of Common Stock shall be issued under a stock dividend. As soon as practicable after the issuance of such fractional interest becomes necessary, the corporation or its representatives will either sell for cash the shares of Common Stock of the corporation applicable to any fractional interest for the account of any shareholder or purchase the fractional interest required to entitle such shareholder to one (1) full share of Common Stock of the corporation. Shareholders electing to purchase the additional fractional interest required to entitle them to one (1) full share of Common Stock will be required to pay the corporation the purchase price of such fractional interest upon being billed therefor. The corporation, acting as agent for such shareholders who either have indicated their desire to sell for cash the fractional interests in the shares or have not indicated whether they desire fractional interests purchased or sold for their account, will sell at the current market prices, the full shares representing the fractional interests then outstanding. Buying and selling orders may be offset, but they will be executed at prices determined by market transactions. Thereafter, the corporation will pay in cash the prorated portion of the proceeds of sales to those shareholders who are entitled to the fractional interest sold. Notwithstanding the foregoing provisions of this subparagraph (v), the Board of Directors may, in its discretion, elect to pay in cash for fractional shares at a price proportional to the Market Value (as defined in subparagraph (iv) of this paragraph A) of one full share of Common Stock.

          B. The shares of the Second Preferred Stock - Series I shall be redeemable at the option of the corporation on and after March 1, 1981, on thirty (30) days' prior notice and the redemption price shall be Ten Dollars ($10.00) per share plus any accrued and unpaid dividends thereon.

          C. Subject to the provisions of the Certificate of Incorporation, in the event of any liquidation, dissolution or winding up of the corporation, before any payment or distribution of the assets of the corporation (whether capital or surplus) shall be made or set apart to the holders of any class or classes of stock of the corporation ranking junior to the Second Preferred Stock - Series I upon liquidation, the holders of the Second Preferred Stock - Series I shall be entitled to receive payment at the rate of Ten Dollars ($10.00) per share plus an amount equal to all dividends accrued and unpaid thereon to the date of final distribution to such holders, but they shall be entitled to no further payment.

                              * * *

          The Board of Directors is hereby authorized to issue additional Series of the Serial Preferred Stock with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, option or other special rights and qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of Serial Preferred Stock adopted by the Board of Directors.

          FIFTH:         The number of directors of the corporation
shall be not less than twelve (12) nor more than fourteen (14) and the number to be chosen within such limits shall be determined in the manner prescribed by the by-laws of this corporation. No director need be a stockholder of the corporation. Any director may be removed from office with cause at any time by the affirmative vote of stockholders of record holding a majority of the outstanding shares of stock of the corporation entitled to vote, given at a meeting of the stockholders called for that purpose.

          The Board of Directors shall be divided into three (3) classes as nearly equal in number as possible, and no class shall include less than four (4) directors. The terms of office of the directors initially classified shall be as follows: that of Class I shall expire at the next annual meeting of shareholders in 1972, Class II at the second succeeding annual meeting of shareholders in 1973 and Class III at the third succeeding annual meeting of shareholders in 1974. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed. Whenever a vacancy occurs on the Board of Directors, a majority of the remaining directors have the power to fill the vacancy by electing a successor director to fill that portion of the unexpired term resulting from the vacancy.

          At each annual meeting of shareholders after such initial classification, directors chosen to succeed those whose terms then expire at such annual meeting shall be elected for a term of office expiring at the third succeeding annual meeting of shareholders after their election. When the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board of Directors, there shall be no classification of the additional directors until the next annual meeting of shareholders. Directors elected, whether by the Board of Directors or by the shareholders, to fill a vacancy, subject to the foregoing, shall hold office for a term expiring at the annual meeting at which the term of the Class to which they shall have been elected expires. Any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

          SIXTH:         The corporation is to have perpetual
existence.

          SEVENTH:       In furtherance and not in limitation of
the powers conferred by statute, the Board of Directors is expressly authorized:

          To make, alter, or repeal the by-laws of the corporation.

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

          To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          By a majority of the whole Board to designate one or more committees, each committee to consist of one or more of the Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

          When and as authorized by the stockholders in accordance with statute, to sell, lease, or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interest of the corporation.

          EIGHTH:        Meetings of stockholders may be held
within or without the State of Delaware as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

          NINTH:         Subject to the provisions contained in
Article THIRTEENTH hereof, the corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          TENTH:         No action required to be taken or which
may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing to the taking of any action is specifically denied.

          ELEVENTH:      Special meetings of stockholders may be
called by the Chairman of the Board, President, or Board of Directors or at the written request of stockholders owning at least sixty-six and two-thirds percent (66 2/3%) of the entire voting power of the corporation's capital stock.

          TWELFTH:       In the event that it is proposed that the
corporation enter into a merger or consolidation with any other corporation and such other corporation or its affiliates singly or in the aggregate own or control directly or indirectly five percent (5%) or more of the outstanding voting power of the capital stock of this corporation, or that the corporation sell substantially all of its assets or business to such other corporation, the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the total voting power of all outstanding shares of capital stock of this corporation shall be required for the approval of any such proposal; provided, however, that the foregoing shall not apply to any such merger, consolidation or sale of assets or business which was approved by resolutions of the Board of Directors of this corporation prior to the acquisition of the ownership or control of five percent (5%) of the outstanding shares of this corporation by such other corporation or its affiliates, nor shall it apply to any such merger, consolidation or sale of assets or business between this corporation and another corporation, fifty percent (50%) or more of the total voting power of which is owned by this corporation. For the purposes hereof, an "affiliate" is any person (including a corporation, partnership, trust, estate or individual) who directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; and "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

          THIRTEENTH:    The provisions set forth in Articles
FIFTH, TENTH, ELEVENTH and TWELFTH above may not be altered, amended or repealed in any respect unless such alteration, amendment or repeal is approved by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the total voting power of all outstanding shares of capital stock of the corporation.

          3. This Restated Certificate of Incorporation shall become effective upon filing with the Secretary of State.

          4. The capital of the corporation will not be reduced under or by reason of the amendments adopted by the adoption of this Restated Certificate of Incorporation.

          5. This Restated Certificate of Incorporation was duly adopted by the Board of Directors without vote of the stockholders of the corporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware and only restates and integrates and does not further amend the provisions of the corporation's Certificate of Incorporation as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

          IN WITNESS WHEREOF, said INSTRUMENT SYSTEMS CORPORATION has caused its corporate seal to be hereto affixed and this Restated Certificate of Incorporation to be signed by Robert
Balemian, its President, and attested by Susan Reilly, its Secretary, this 1st day of October, 1986.



                         INSTRUMENT SYSTEMS CORPORATION



                         By: Robert Balemian
                             --------------------------
                             Robert Balemian
                             President

(Corporate Seal)

ATTEST:

Susan Reilly
-----------------------
Susan Reilly, Secretary

     CERTIFICATE OF THE DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF THE $12.50 CUMULATIVE REDEEMABLE EXCHANGEABLE PREFERRED STOCK, PAR VALUE $.25 PER SHARE, OF INSTRUMENT SYSTEMS CORPORATION, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, WHICH HAVE NOT BEEN SET FORTH IN THE CERTIFICATE OF INCORPORATION.

                 -------------------------------

             Pursuant to Section 151 of the General
            Corporation Law of the State of Delaware

                 -------------------------------

     We, the undersigned, Harvey R. Blau and Robert Balemian, the Chairman of the Board and President, respectively, of Instrument Systems Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), in accordance with the provisions of
Section 151 thereof, DO HEREBY CERTIFY that the Board of Directors of the Corporation duly adopted the following resolution on November 13, 1986:

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the Corporation this Board of Directors hereby creates a series of the Preferred Stock, par value $.25 per share, of the Corporation, to consist of 575,000 shares of such Preferred Stock, and this Board of Directors hereby fixes the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof (in addition to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation of the Corporation which are applicable to Preferred Stock of all series) as follows:

                         I.  DESIGNATION

     The designation of the series of Preferred Stock created by this resolution shall be "$12.50 Cumulative Redeemable Exchangeable Preferred Stock" (hereinafter called the "Preferred Stock").

             II.  CASH DIVIDENDS ON PREFERRED STOCK

     (a) The holders of shares of the Preferred Stock will be entitled to receive, when, as and if declared by the Corporation's Board of Directors out of funds of the Corporation legally available therefor, cumulative cash dividends at the rate of $12.50 per annum per share through and including November 15, 1988, $13.00 per annum per share thereafter through and including November 15, 1990, and $13.50 per annum per share thereafter, payable in cash in equal quarterly payments on February 15, May 15, August 15 and November 15 in each year, commencing February 15, 1987. Such dividends shall be cumulative from the date of original issue of such shares. Each such dividend shall be paid to the holders of record of shares of the Preferred Stock as they appear on the stock register of the Corporation on such record date, which shall be not more than 30 days nor less than 10 days preceding the dividend payment date thereof, as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof. Dividends in arrears on the Preferred stock shall accrue dividends at the dividend rate payable on the Preferred Stock.

     (b) If dividends are not paid in full or declared in full and sums set apart for the payment thereof upon the Preferred Stock and any other preferred stock of the Corporation ranking on a parity as to dividends with the Preferred Stock, all dividends declared upon shares of Preferred Stock and any other preferred stock of the Corporation ranking on a parity as to dividends shall be declared pro rata so that in all cases the respective amounts of dividends declared per share on the Preferred Stock and such other preferred stock of the Corporation shall bear to each other the same ratio that accumulated dividends per share, including dividends accrued on amounts in arrears, if any, on the shares of Preferred Stock and such other preferred stock of the Corporation bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the Preferred Stock have been paid or declared in full and sums set aside for the payment thereof, no dividends shall be declared or paid or set aside for payment or other distribution made upon the common stock, par value $.25 per share, of the Corporation (the "Common Stock"), or any other capital stock of the Corporation ranking junior to or on a parity with the Preferred Stock as to dividends or liquidation rights, nor shall any Common Stock, or any other capital stock of the Corporation ranking junior to or on a parity with the Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any shares of such stock) by the Corporation or any subsidiary of the Corporation (Except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Stock as to dividend and liquidation rights).

     The term "dividends accrued or in arrears" whenever used herein with reference to the Preferred Stock shall be deemed to mean an amount which shall be equal to dividends thereon at the annual dividend rates per share for the respective series from the date or dates on which such dividends commence to accrue to the end of the then current quarterly dividend period for such Preferred Stock (or, in the case of redemption, to the date of redemption), less the amount of all dividends paid, or declared in full and sums set aside for the payment thereof, upon such Preferred Stock.

     (c) Dividends payable on the Preferred stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

     (d) The Corporation will not claim any deduction from gross income for dividends paid on the Preferred Stock or any other shares of preferred stock in any Federal income tax return, claim for refund, or other statement, report or submission made to the Internal Revenue Service (except to the extent that there may be no reasonable basis in law to do otherwise); and the Corporation will make any election (or take any similar action) which may become necessary to comply with this sentence. At the reasonable request of any holder of shares of Preferred Stock (and at the expense of such holder), the Corporation will join in the submission to the Internal Revenue Service of a request for a ruling that the dividends paid on the Preferred Stock will be eligible for the dividends received deduction under Section 243(a)(1) of the Internal Revenue Code (or any successor provision). In addition, the Corporation will cooperate with any holder of Preferred Stock (at the expense of such holder) in any litigation, appeal, or other proceeding relating to the eligibility for the dividends received deduction under Section 243(a)(1) of the Internal Revenue Code (or any successor provision) of any dividends (within the meaning of
Section 316(a) of the Internal Revenue Code or any successor provision) paid on the Preferred Stock. To the extent possible, the principles of this paragraph shall also apply with respect to State and local taxes.

     (e) The Corporation will use its best efforts to ensure that distributions made with respect to the Preferred Stock are treated as dividends within the meaning of Section 316(a) of the Internal Revenue Code (or any successor provision). Such best efforts shall include (but not be limited to) the following: (1) the Corporation will make or cause to be made a timely and valid protective carryover election under Treas. Reg. Sec. 1.338-4T(f)(6) (or any successor provision) with respect to any qualified stock purchase of the Corporation; and (2) the Corporation will not merge into (or transfer all or substantially all of its assets to) any other corporation, unless such other corporation succeeds under Section 381(c)(2) of the Internal Revenue Code (or any successor provision) to the accumulated earnings and profits of the Corporation.

               III.  REDEMPTION OF PREFERRED STOCK

     (a) The Preferred Stock will be redeemable at the option of the Corporation by resolution of its Board of Directors, at any time in whole or from time to time in part, after November 15, 1988, subject to the limitations set forth below, at the following redemption prices per share plus, in each case, all dividends accrued and unpaid on the Preferred Stock up to the date fixed for redemption, upon giving notice as provided hereinbelow, if redeemed during the twelve-month period beginning November 15 of the years indicated below:



                                    Price
                                   -------

               1988                $106.25
               1989                 104.69
               1990                 103.13
               1991                 101.56
               1992                 100.00

     (b)  If less than all of the outstanding shares of Preferred
Stock are to be redeemed, the shares to be redeemed shall be determined pro rata or by lot.

     (c) The Corporation will redeem on November 15, 1993 all of the then outstanding shares of Preferred Stock at a redemption price of one hundred dollars ($100.00) per share plus all dividends accrued and unpaid on the Preferred Stock to the date of redemption.

     (d) At least 15 days but not more than 60 days prior to the date fixed for the redemption of shares of the Preferred Stock, a written notice shall be mailed to each holder of record of shares of Preferred Stock to be redeemed in a postage prepaid envelope addressed to such holder at his post office address as shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof (hereinafter referred to as the "Redemption Date"), and calling upon such holder to surrender to the Corporation on the Redemption Date at the place designated in such notice his certificate or certificates representing the number of shares specified therein. On or after the Redemption Date, each holder of shares of Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date (unless the Corporation defaults in payment of the redemption price) all dividends on the shares of Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price thereof (including all accrued and unpaid dividends up to the Redemption Date) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to the Redemption Date, may deposit the redemption price (including all accrued and unpaid dividends up to the Redemption Date) of the shares of Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company (having a capital, surplus and undivided profits aggregating not less than $50,000,000) in the Borough of Manhattan, City and State of New York, or in any other city in which the Corporation at the time shall maintain a transfer agency with respect to such stock, in which case such notice to holders of the Preferred Stock to be redeemed shall (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price, and (iii) call upon such holders to surrender the certificates representing such shares at such price on or after the date fixed in such redemption notice (which shall not be later than the Redemption
Date) against payment of the redemption price (including al accrued and unpaid dividends up to the Redemption Date). From and after the making of such deposit, the shares of Preferred Stock so designated for redemption shall not be deemed to be outstanding for any purpose whatsoever, and the rights of the holders of such shares shall be limited to the right to receive the redemption price of such shares (including all accrued and unpaid dividends up to the redemption date), without interest, upon surrender of the certificates representing the same to the Corporation at said office of such bank or trust company. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any moneys so deposited which shall remain unclaimed by the holders of such Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation, after which the holders of the Preferred Stock shall have no further interest in such moneys.

     (e) Shares of the Preferred Stock retired pursuant to the provisions of this Article III shall not be reissued.

                       IV.  VOTING RIGHTS

     (a) The holders of the Preferred Stock shall not, except as otherwise required by law or as set forth herein, have any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of the Corporation's stockholders. On any matters on which the holders of the Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.

     (b) In case at any time the equivalent of six or more full quarterly dividends (whether consecutive or not) on the Preferred Stock shall be in arrears, then during the period (hereinafter in this paragraph (b) called the "Voting Period") commencing with such time and ending with the time when all arrears in dividends on the Preferred Stock shall have been paid and the full dividend on the Preferred Stock for the then current quarterly dividend period shall have been paid or declared and set apart for payment, at any meeting of the stockholders of the Corporation held for the election of directors during the Voting Period, the holders of a majority of the outstanding shares of Preferred Stock represented in person or by proxy at said meeting shall be entitled, as a class, to the exclusion of the holders of all other classes or series of stock of the Corporation, to elect two directors of the Corporation.

     Any director who shall have been elected by holders of Preferred Stock may be removed at any time during a Voting Period, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of Preferred Stock given at a special meeting of such stockholders called for the purpose, and any vacancy thereby created may be filled during such Voting Period by the holders of Preferred Stock, present in person or represented by proxy at such meeting. Any director elected by holders of Preferred Stock who dies, resigns, or otherwise ceases to be a director shall be replaced by the affirmative vote of the holders of record of a majority of the outstanding shares of Preferred Stock at a special meeting of stockholders called for that purpose. At the end of the Voting Period, the holders of Preferred Stock shall be automatically divested of all voting power vested in them under this paragraph
(b) but subject always to the subsequent vesting hereunder of voting power in the holders of Preferred Stock in the event of any similar cumulated arrearage in payment of quarterly dividends occurring thereafter. The term of all directors elected pursuant to the provisions of this paragraph (b) shall in all events expire at the end of the Voting Period.

     V.  PRIORITY OF PREFERRED STOCK IN EVENT OF DISSOLUTION

     In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Preferred Stock shall be entitled to receive, out of the remaining net assets of the Corporation, the amount of one hundred dollars ($100.00) in cash for each share of Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to the holders of Common Stock or any other capital stock of the Corporation ranking (as to any such distribution) junior to the Preferred Stock. If upon any liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of any series of preferred stock of the Corporation ranking (as to any such distribution) on a parity with the Preferred Stock shall be insufficient to permit the payment in full to the holders of all such series of preferred stock of the Corporation (including the Preferred Stock) of all preferential amounts payable to all such holders, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of all series of the preferred stock of the Corporation ranking (as to any such distribution) on a parity with the Preferred Stock (including the Preferred Stock) in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

     For purposes of this Article V, a distribution of assets in any dissolution, winding up or liquidation shall not include (i) any consolidation or merger of the Corporation with or into any other corporation, (ii) any dissolution, liquidation, winding up, or reorganization of the Corporation immediately followed by reincorporation of another corporation or (iii) a sale or other disposition of all or substantially all of the Corporation's assets to another corporation; provided that, in each case, effective provision is made in the certificate of incorporation of the resulting and surviving corporation or otherwise for the protection of the rights of the holders of Preferred Stock.

                          VI.  EXCHANGE

     (a) The outstanding shares of Preferred Stock are exchangeable at the option of the Corporation, in whole or from time to time in part, on any dividend payment date commencing November 15, 1988, subject to certain conditions stated below, for the Corporation's 12-1/2% Subordinated Debentures due 1997 (the "Debentures") to be issued pursuant to an indenture (the "Indenture") substantially in the form of Exhibit 4(a) to the Registration Statement of the Corporation on Form S-2 (Registration No. 33-9655) as amended, declared effective by the Securities and Exchange Commission on November 18, 1986; provided that on the date of exchange, (i) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended from time to time, (ii) there shall be no dividend arrearage on the Preferred Stock and the dividend payable on the date of exchange shall have been paid and
(iii) the conditions precedent to the exchange contained in Section
2.02 of the Indenture shall have been met to the satisfaction of the Trustee.

     (b) If less than all of the outstanding shares of Preferred Stock are to be exchanged, the shares to be exchanged shall be determined pro rata or by lot in such usual manner and subject to such regulations as the Board of Directors in its sole discretion shall prescribe.

     (c) The Corporation will mail to each holder of record of shares of Preferred Stock to be exchanged, in a postage prepaid envelope addressed to such holder at his post office address as shown on the records of the Corporation, written notice of its intention to exchange not less than 30 nor more than 60 days prior to the date fixed for exchange (the "Exchange Date"). Such notice shall state: (i) the Exchange Date; (ii) the number of shares of the holder that will be exchange; (iii) the place or places where certificates for such shares of Preferred Stock are to be surrendered for exchange into Debentures; and (iv) that dividends on the shares of Preferred Stock to be exchanged will cease to accrue on the Exchange Date. On or after the Exchange Date each holder of shares of Preferred Stock shall present and surrender his certificate or certificates for such shares to be exchanged to the Corporation at the place designated in such notice. Such shares shall be exchanged by the Corporation into Debentures at the rate of one hundred dollars ($100.00) principal amount of Debentures in exchange for each share of Preferred Stock to be exchanged. In the event that such exchange would result in the issuance of a Debenture in a principal amount which is not an integral multiple of $1,000, the difference between such principal amount and the highest integral multiple of $1,000 which is less than such principal amount shall be paid in cash. In case less than all the shares represented by any such certificate are exchanged, a new certificate shall be issued representing the unexchanged shares.

     (d) Prior to giving notice of intention to exchange, the Corporation shall execute and deliver with a bank or trust company selected by the Corporation, an qualify under the Trust Indenture Act of 1939, as amended from time to time, the Indenture. The form of the Indenture may not be amended or supplemented before the initial Exchange Date without the affirmative vote or consent of the holders of a majority of the outstanding shares of Preferred Stock, except for those changes which would not adversely affect the legal rights of the holders. The Corporation will cause the Debentures to be authenticated on the date on which any exchange is effective, and the Corporation will pay interest on the Debentures at the rate and on the dates specified in the Indenture from the Exchange Date.

     (e) If notice has been mailed as aforesaid, from and after the Exchange Date (unless default shall be made by the Corporation in issuing Debentures in exchange for the shares of Preferred Stock that are properly presented for exchange or in paying any accrued dividends on such Preferred Stock), dividends on the shares of Preferred Stock to be exchanged shall cease to accrue, and said shares shall no longer be deemed to be issued and outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive Debentures from the Corporation) shall cease and terminate.

                        VII. LIMITATIONS

     So long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote, or the written consent as provided by law, of the holders of at least two-thirds (2/3) of the outstanding shares of Preferred Stock, voting as a class,

     (a) create, authorize or issue any class or series of stock ranking either as to payment of dividends or distribution of assets prior to or on a parity with the Preferred Stock or reclassify any shares of stock ranking junior to the Preferred Stock into shares of stock ranking either as to payment of dividends or distribution of assets prior to or on a parity with the Preferred Stock or reclassify any shares of preferred stock ranking on a parity with the Preferred Stock into shares of stock ranking either as to payment of dividends or distribution of assets prior to the Preferred Stock; or

     (b) change the preferences, rights or powers with respect to the Preferred Stock so as to affect such stock adversely;

but nothing herein contained shall require such a class vote or consent (i) in connection with any increase in the total number of authorized shares of Common Stock, or (ii) in connection with the authorization or increase of any class or series of stock ranking junior to the Preferred Stock; provided, however, that no such vote or written consent of the holders of the Preferred Stock shall be required if, at or prior to the time when the issuance of any such stock ranking prior to or on a parity with the Preferred Stock is to be made or any such change is to take effect, as the case may be, provision is made for the redemption of all shares of Preferred Stock at the time outstanding, and further provided, that the provisions of this Article VII shall not in any way limit the right and power of the Corporation to issue the presently authorized but unissued shares of its capital stock, or bonds, notes, mortgages, debentures, and other obligations, and to incur indebtedness to banks and to other lenders.

                         VIII.  RANKING

     With regard to rights to receive dividends and distributions upon dissolution of the Corporation, the Preferred Stock will rank junior to the Corporation's Section Preferred Stock, Series I. The Preferred Stock ranks prior to all other capital stock of the Corporation outstanding at the time of issuance of the Preferred Stock. Without the requisite vote of holders of the Preferred Stock as described in Article VII, no class or series of capital stock can be created ranking senior to or on a parits with the preferred stock as to dividend rights or liquidation preference.

                     IX.  CHANGE OF CONTROL

     In the event of any Change of Control (as hereinafter defined) of the Corporation will, at the option of each holder of Preferred Stock, buy all or any part of the holders' Preferred Stock, on the date (the "Repurchase Date") that is 100 calendar days after the date of such Change of Control at the redemption price set forth in
Article IV plus accrued and unpaid dividends to the Repurchase
Date.

     On or before the twenty-eighth calendar day after the Change of Control, the Corporation will mail to all holders of record of the Preferred Stock a notice regarding the Change of Control, the date before which the repurchase right must be exercised and the procedure which the holder must follow to exercise this right. The Corporation shall cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, New York. To exercise this right, the holder of any shares of Preferred Stock must deliver on or before the ninetieth calendar day after the Change of Control written notice to the Corporation (or an agent designated by the Corporation for such purpose) of the holder's exercise of such right, together with the certificates evidencing the Preferred Stock with respect to which the right is being executed, duly endorsed for transfer.

     As used herein, (i) "Acquiring Person" means any person who is or becomes the beneficial owner, directly or indirectly, of 10% or more of the outstanding Common Stock of the Corporation; (ii) a "Change in Control" of the Corporation shall be deemed to have occurred at such time as (a) any person or group of persons acting together is or becomes the beneficial owner, directly or indirectly, of 20% or more of the outstanding Common Stock or (b) individuals who constitute the Continuing Directors cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that in the case of either (a) or (b) a Change of Control shall not be deemed to have occurred if the event shall have been approved for purposes of the Preferred Stock by a majority of the Continuing Directors; and (iii) "Continuing Director" means any member of the Board of Directors who is not affiliated with an Acquiring Person and who was a member of the Board of Directors immediately prior to the time that the Acquiring Person became an Acquiring Person and any successor to a Continuing Director who is not affiliated with the Acquiring Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors.

     IN WITNESS WHEREOF, INSTRUMENT SYSTEMS CORPORATION has caused this certificate to be made under the seal of the Corporation, signed by its Chairman of the Board and attested by its President this 20th day of November, 1986.


                         INSTRUMENT SYSTEMS CORPORATION


[Corporate Seal]         By:  Harvey R. Blau
                              --------------------------
                              Harvey R. Blau
                              Chairman of the Board

Attest:



Robert Balemian
---------------------
Robert Balemian
President

           CERTIFICATE OF CORRECTION FILED TO CORRECT
           A CERTAIN ERROR IN THE CERTIFICATE OF STOCK
          DESIGNATION OF INSTRUMENT SYSTEMS CORPORATION
             FILED IN THE OFFICE OF THE SECRETARY OF
          STATE OF DELAWARE ON NOVEMBER 21, 1986

          INSTRUMENT SYSTEMS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
          1.   The name of the corporation is: INSTRUMENT SYSTEMS
CORPORATION.
          2. That a Certificate of Stock Designation was filed by the Secretary of State of Delaware on November 21, 1986 and that said certificate requires correction as permitted by subsection (f) of Section 103 of The General Corporation Law of the State of Delaware.
          3. The inaccuracy or defect of said certificate to be corrected is as follows:
          The Certificate of Stock Designations incorrectly sets forth in Article IX the cross reference to Article IV, which should be Article III. Article IX incorrectly omits the redemption price applicable to a repurchase date prior to November 15, 1988.
          4. Article IX of the certificate is corrected to read as follows:
                     IX.  CHANGE OF CONTROL
          In the event of any Change of Control (as hereinafter defined), the Corporation will, at the option of each holder of Preferred Stock, buy all or any part of the holder's Preferred Stock on the date (the "Repurchase Date") that is 100 calendar days after the date of such Change of Control at the redemption price set forth in Article III plus accrued and unpaid dividends to the Repurchase Date; the November 15, 1988 redemption price shall apply for any Repurchase Date prior to such date.

          On or before the twenty-eighth calendar day after the Change of Control, the Corporation will mail to all holders of record of the Preferred Stock a notice regarding the Change of Control, the date before which the repurchase right must be exercised and the procedure which the holder must follow to exercise this right. The Corporation shall cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, New York. To exercise this right, the holder of any shares of Preferred Stock must deliver on or before the ninetieth calendar day after the Change of Control written notice to the Corporation (or an agent designated by the Corporation for such purpose) of the holder's exercise of such right, together with the certificates evidencing the Preferred Stock with respect to which the right is being executed, duly endorsed for transfer.

          As used herein, (i) "Acquiring Person" means any person who is or becomes the beneficial owner, directly or indirectly, of 10% or more of the outstanding Common Stock of the Corporation;
(ii) a "Change of Control" of the Corporation shall be deemed to have occurred at such time as (a) any person or group of persons acting together is or becomes the beneficial owner, directly or indirectly, of 20% or more of the outstanding Common Stock or (b) individuals who constitute the Continuing Directors cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that in the case of either (a) or (b) a Change of Control shall not be deemed to have occurred if the event shall have been approved for purposes of the Preferred Stock by a majority of the Continuing Directors; and (iii) "Continuing Director" means any member of the Board of Directors who is not affiliated with an Acquiring Person and who was a member of the Board of Directors immediately prior to the time that the Acquiring Person became an Acquiring Person and any successor to a Continuing Director who is not affiliated with the Acquiring Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors.

          IN WITNESS WHEREOF, said INSTRUMENT SYSTEMS CORPORATION

has caused this Certificate to be signed by its Chairman of the

Board, and attested by its Secretary this 5th day of February,

1987.

                         INSTRUMENT SYSTEMS CORPORATION

                         By:  Harvey R. Blau
                              --------------------------
                              Harvey R. Blau
                              Chairman of the Board

ATTEST:

Susan Reilly
------------------------
Susan Reilly, Secretary

                   CERTIFICATE OF AMENDMENT OF
               THE CERTIFICATE OF INCORPORATION OF

                 INSTRUMENT SYSTEMS CORPORATION


          INSTRUMENT SYSTEMS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
          FIRST:         That at a meeting of the Board of
Directors of INSTRUMENT SYSTEMS CORPORATION, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the corporation for consideration thereof.
          SECOND:        That thereafter, pursuant to resolution of
its Board of Directors, the Annual Meeting of Stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the following amendment:
          RESOLVED, that the Certificate of Incorporation be amended by adding ARTICLE "FOURTEENTH" so that, as amended, said ARTICLE FOURTEENTH shall be and read as follows:

               "FOURTEENTH: No person who is or was at any time a director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director; provided, however, that, unless and except to the extent otherwise permitted from time to time by applicable law, the provisions of this Article FOURTEENTH shall not eliminate or limit the liability of a director
          (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any act or omission by the director which is not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law, (iv) for any transaction from which the director derived an improper personal benefit or (v) for any act or omission occurring prior to the date the Liability Amendment becomes effective. No amendment to or repeal of this Article FOURTEENTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal."

          THIRD:         That said amendment was duly adopted in
accordance with the provisions of Section 242 of the General
Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said INSTRUMENT SYSTEMS CORPORATION has caused this certificate to be signed by Harvey R. Blau, its Chairman and attested by Susan Reilly, its Secretary, this 27th day of February, 1987.
                              INSTRUMENT SYSTEMS CORPORATION


                              By: Harvey R. Blau
                                  --------------------------
                                  Harvey R. Blau, Chairman

ATTEST:

Susan Reilly
----------------------
Susan Reilly, Secretary

                 CERTIFICATE OF AMENDMENT OF THE
                 CERTIFICATE OF INCORPORATION OF

                 INSTRUMENT SYSTEMS CORPORATION

                         * * * * * * * *

     INSTRUMENT SYSTEMS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST:         That at a meeting of the Board of Directors of
INSTRUMENT SYSTEMS CORPORATION, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the corporation for consideration thereof.

     SECOND:        That thereafter, pursuant to resolution of its
Board of Directors, the Annual Meeting of Stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the following amendment:

          RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof number "FIRST" so that, as amended, said Article shall be and read as follows:

               FIRST:   The name of the corporation is:

                         GRIFFON CORPORATION

          THIRD:         That said amendment was duly adopted in
accordance with the provisions of Section 242 of the General
Corporation Law.

          IN WITNESS WHEREOF, said INSTRUMENT SYSTEMS CORPORATION has caused this certificate to be signed by Robert Balemian, its President and attested by Susan Rowland, its Secretary, this 7th day of February, 1995.

                              INSTRUMENT SYSTEMS CORPORATION



                              By: Robert Balemian
                                  --------------------------
                                  Robert Balemian, President

ATTEST:

Susan Rowland
------------------------
Susan Rowland, Secretary